 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-282881
Prospectus supplement
(To Prospectus dated October 29, 2024)
11,484,824 Shares
Common stock
We are offering 3,937,654 shares of our common stock, par value $0.001 per share in this offering. In addition, the forward sellers referred to below are offering 7,547,170 shares of our common stock. We expect to enter into forward sale agreements with each of JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association, which are referred to as the “forward purchasers,” with respect to an aggregate of 7,547,170 shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, which are referred to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of 7,547,170 shares of our common stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date, a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.
We expect to receive proceeds from the sale of 3,937,654 shares of common stock sold by us in this offering, but we will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to March 2, 2028. If we elect to cash settle all or a portion of the forward sale agreements, we may not receive any proceeds from such election, and we may owe cash to one or more of the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to one or more of the forward purchasers. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
We intend to use the net proceeds from this offering, together with the Debt Financing (as defined herein), to finance our proposed acquisition of Quadvest, L.P. and Quadvest Wholesale, LLC, or the “Quadvest Acquisition,” and to pay related fees and expenses. This offering is not conditioned on the consummation of the Quadvest Acquisition or the Debt Financing. The Quadvest Acquisition, if completed, will occur subsequent to the closing of this offering. If for any reason the Quadvest Acquisition does not close, then we expect to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment, and we will not have any obligation to repurchase any or all of the shares of our common stock sold in this offering. See “Summary — The Quadvest Acquisition” and “Use of Proceeds.”
Our common stock is listed on the Nasdaq Global Select Market, or “Nasdaq,” under the symbol “HTO”. On February 27, 2026, the closing price for our common stock was $53.79 per share.
	Per share	Total
Public offering price	$53.00	$608,695,672
Underwriting discounts and commissions	$1.7225	$19,782,609
Proceeds, before expenses, to us(1)	$51.2775	$588,913,063

(1)
We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $201.9 million (or approximately $290.2 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full, as described in detail below). We expect to receive net proceeds, before expenses, from the sale of our common stock of approximately $387.0 million upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to March 2, 2028. For purposes of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $51.2775 per share, which is equal to the price to the public per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under one or more forward sale agreements, in which case we may receive no cash proceeds or substantially less cash proceeds than is reflected in the above table upon settlement, or we may be required to deliver cash or shares of our common stock to the forward purchasers. See “Underwriting — Forward Sale Agreements” for a description of the forward sale agreements.

The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer shares to selected dealers at the public offering price minus a concession of up to $1.0335 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.
We have granted the underwriters an option to purchase up to an additional 1,722,723 shares of our common stock at a price of $51.2775 per share for a period of 30 days from the date of this prospectus supplement.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of our common stock against payment on or about March 4, 2026.
Joint book-running managers
J.P. Morgan	Wells Fargo Securities
BofA Securities	RBC Capital Markets	TD Securities
Co-managers
BTIG	Citizens Capital Markets	Huntington Capital Markets	Seaport Global Securities
Prospectus supplement dated March 2, 2026

Prospectus supplement
Prospectus

S-i

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us. Neither we nor any of the underwriters has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the common stock we are currently offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the common stock we are currently offering in this prospectus supplement. See “Description of Capital Stock” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered on a later date. Information that we file with the Securities and Exchange Commission (the “SEC”) subsequent to the date on the cover of this prospectus supplement, and prior to the completion of this offering, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
The securities are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the common stock and this offering.

S-ii

Unless the context otherwise requires (including on the cover page and in “Summary — The Offering”) or as otherwise stated in “Risk Factors,” the terms the “Company,” “we,” “us,” “our” or similar terms and “H2O America” refers to H2O America, together with its consolidated subsidiaries, without giving effect to the Quadvest Acquisition, “Quadvest” refers collectively to Quadvest L.P. and Quadvest Wholesale, LLC, together with their consolidated subsidiaries, without giving effect to the Quadvest Acquisition, and “combined company” refers to us, after giving effect to the Quadvest Acquisition.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to H2O America, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800, and our website is located at www.h2o-america.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement or any accompanying prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus supplement information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we later file with the SEC will, subject to the next sentence, automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the shares of common stock that are part of this offering have been sold or this offering has been terminated. The documents we have incorporated by reference are:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “2025 Form 10-K”);

•
those portions of our definitive proxy statement on Schedule 14A, filed on April 1, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
Current Report on Form 8-K filed with the SEC (other than information furnished rather than filed) on March 2, 2026; and

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference into our 2025 Form 10-K.

S-iii

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address: H2O America, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.h2o-america.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs as well as current expectations, estimates, forecasts, and projections about H2O America and its subsidiaries and the industries in which H2O America and its subsidiaries operate and the beliefs and assumptions of management. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “projects,” “plans,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “will,” “may,” “should,” “approximately,” or “strategy,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors:
•
the risks associated with the proposed transactions with Quadvest, including the risk of the proposed transactions not closing on the anticipated timeline, or at all, the ability to obtain required regulatory approvals, and the ability to successfully integrate Quadvest’s operations and realize the projected financial and other benefits of the proposed transactions;

•
the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, per- and polyfluoroalkyl substances and other decisions;

•
changes in demand for water and other services;

•
unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage;

•
the effect of the impacts of climate change;

•
unexpected costs, charges or expenses;

•
our ability to successfully evaluate investments in new business and growth initiatives;

•
contamination of our water supplies and damage or failure of our water equipment and infrastructure;

•
the risk of work stoppages, strikes and other labor-related actions;

•
catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic or similar occurrences;

•
changes in general economic, political, business and financial market conditions;

•
the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and

•
legislative and general market and economic developments.

Additional information concerning these and other risk factors is also contained in our 2025 Form 10-K, which is incorporated by reference herein, as updated by other reports and documents we file with the SEC. We do not undertake any obligation to update or revise the information contained in this prospectus supplement or the accompanying prospectus, any related free writing prospectus or the information included or incorporated by reference herein and therein, including the forward-looking statements, to reflect any event or circumstance that may arise after the date of this prospectus supplement.

S-v

SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and such risk factors as may be updated from time to time in our public filings.
H2O America
H2O America is a holding company whose primary business involves ownership of public utilities that provide water and wastewater services, including the production, purchase, storage, purification, distribution, wholesale and retail sale of water. The water utility business of H2O America is conducted through five wholly owned subsidiaries: San Jose Water Company (“SJWC”), Connecticut Water Company (“CWC”), The Maine Water Company (“MWC”) and SJWTX, Inc. doing business as Texas Water Company (“TWC”). These subsidiaries provide water service to approximately 405,000 connections and wastewater service to approximately 4,000 connections and serve a combined population of over 1.6 million people in California, Connecticut, Maine and Texas. Water utility services provided by these businesses are subject to regulation by the applicable state public utility commissions. These subsidiaries also engage in non-tariffed operations that are not subject to public utility commission regulation, including contract water and sewer operations, maintenance agreements, and antenna site leases. Collectively, these water utility and utility-related services form our “Water Utility Services” segment.
Water Utility Services, excluding non-tariffed activities, are subject to rate regulation based on cost recovery. The ratemaking process is intended to provide revenues sufficient to recover normal operating expenses, provide funds for replacement of water infrastructure and produce a fair and reasonable return on stockholder common equity.
•
In California, SJWC’s rates, service and other matters affecting its business are subject to regulation by the California Public Utilities Commission.

•
In Connecticut, CWC’s rates service and other matters affecting its business are subject to regulation by the Public Utilities Regulatory Authority of Connecticut.

•
In Texas, TWC’s rates are subject to the economic regulation of the Public Utility Commission of Texas (the “PUCT”).

•
In Maine, MWC’s rates, service and other matters affecting its business are subject to regulation by the Maine Public Utilities Commission.

See “Business — Regulation and Rates” in our 2025 Form 10-K.
The principal executive offices of H2O America are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.h2o-america.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
Quadvest Acquisition
On July 7, 2025, the Company, through its indirect subsidiary, TWC, entered into an Asset Purchase Agreement (the “Regulated Business APA”), with Quadvest, L.P., a Texas limited partnership, as seller (“Quadvest Retail”), and the Company, as guarantor, pursuant to which, and subject to the terms and conditions set forth therein, Quadvest Retail has agreed to sell, and TWC has agreed to acquire, substantially all of the assets of Quadvest Retail related to the operation of Quadvest Retail’s water and sewer utility business (the “Regulated Business”) at a purchase price consisting of a base amount of $483.6 million, with certain adjustments based on capital expenditures (the “Regulated Business

Transaction”). The Regulated Business Transaction will be subject to the satisfaction of various closing conditions set forth in the Regulated Business APA, including satisfaction of the closing conditions with respect to the Wholesale Business Transaction described below.
Concurrently on July 7, 2025, the Company, its indirect subsidiary, Texas Water Operation Services, LLC (“TWOS”) and TWC (together with the Company and TWOS, the “Purchasers”), entered into another Asset Purchase Agreement (the “Wholesale Business APA” and, together with the Regulated Business APA, the “Agreements”), with Quadvest Retail and its affiliate, Quadvest Wholesale, LLC, a Texas limited liability company (“Quadvest Wholesale” and, together with Quadvest Retail, the “Sellers”), pursuant to which, and subject to the terms and conditions set forth therein, Quadvest Wholesale has agreed to sell, and TWOS has agreed to acquire, substantially all of the assets of Quadvest Wholesale related to the operation of Quadvest Wholesale’s wholesale water and sewer business (the “Wholesale Business” and together with the Regulated Business, the “Businesses”) at a purchase price consisting of a base amount of $56.4 million, with certain adjustments based on capital expenditures (the “Wholesale Business Transaction” and, together with the Regulated Business Transaction, the “Transactions”). The Wholesale Business Transaction will be subject to the satisfaction of various closing conditions set forth in the Wholesale Business APA, including the simultaneous closing of the Regulated Business Transaction described above.
On July 9, 2025, TWC filed a request with the PUCT to use Fair Market Value (“FMV”) to support its acquisition of Quadvest, L.P. On August 7, 2025, the PUCT appointed three appraisers to determine the FMV. In December 2025, TWC received the appraised FMV from the three PUCT appointed appraisers for the assets of Quadvest, L.P. In accordance with Texas’ FMV statute, the purchase price of $483.6 million will serve as the ratemaking rate base. TWC filed its Sale, Transfer & Merger application with the PUCT in January 2026.
We expect to close the Quadvest Acquisition in mid-2026. However, we may be unable to consummate the Quadvest Acquisition on a timely basis or at all. See “Risk Factors — Risks Relating to Quadvest Acquisition” in our 2025 Form 10-K. This offering is not conditioned on the consummation of the Quadvest Acquisition or the Debt Financing.
Quadvest and the Anticipated Benefits of the Quadvest Acquisition
We believe the Quadvest Acquisition is a strategically compelling transaction that will significantly expand and diversify our footprint in Texas. Quadvest operates mainly in counties surrounding Houston, Texas,many of which have experienced double-digit population growth over the past five years. Quadvest Retail is comprised of 64 subdivisions, which serve 38,000 connections and has a pipeline of 61,500 connections under contract. We believe Quadvest Retail’s excellent relationships with leading developers in the Houston region will continue to drive future growth. Quadvest Wholesale is comprised of 5 subdivisions, which serve 16,500 connections and has a pipeline of 25,500 connections under contract. Quadvest Wholesale constructs, operates and maintains water and wastewater facilities under 30-year or longer contracts with municipal utility districts. We believe the Quadvest Acquisition will bring operational scale, a strong development pipeline and increased exposure to the high-growth Houston market as well as a robust greenfield development strategy with national homebuilders that can be leveraged in other fast growing areas within our service territory. From 2020 through 2025, the compound annual growth rate of Quadvest Retail’s connections has been approximately 10%. From 2022 through 2025, the compound annual growth rate of Quadvest Wholesale’s connections has been approximately 82%.
Quadvest also brings significant local talent and a strong legacy of local relationships and reliable service. It has been providing water and sewer service in Southeast Texas for nearly 50 years through its operating entities.
We expect the Quadvest Acquisition to increase the scale, geographic diversity, rate base and financial foundation of the Company to create an enhanced platform for long-term growth. After giving effect to the Quadvest Acquisition, Texas customers are expected to comprise approximately 18% of H2O America’s total customer connections, based upon customers as of December 31, 2025, with approximately half of our customers in California, approximately one-quarter in Connecticut and the remainder in Maine. On the pro forma basis described under “Unaudited Condensed Combined Pro Forma Financial Information” in this prospectus supplement, the combined company had assets of approximately $5.7 billion as of December 31, 2025 and operating revenues of approximately $841.2 million for the year ended December 31, 2025. The combined company is expected to create the second largest regulated private Texas water and wastewater utility. We believe the combined company will be well-positioned for growth in the “infrastructure replacement era” with a footprint in four states that have constructive regulatory environments supporting infrastructure investments.
We expect the Quadvest Transaction to be meaningfully accretive to our earnings per share growth rate over time. Initially, we estimate that the Quadvest Acquisition will have a dilutive effect of 10% to 20% in 2026 and 2027 on our earnings per share based on Adjusted Net Income until the company is able to reflect the ratemaking rate base in rates. See “— Summary Unaudited Condensed Combined Pro Forma Financial Information” in this prospectus supplement and “— Supplemental Unaudited Historical Financial Information — Non-GAAP Financial Measures” for a discussion of Adjusted Net Income, which is a non-GAAP financial measure. Based on the FMV determination described above, the purchase price of $483.6 million will serve as the ratemaking rate base for the Quadvest Retail business, and we expect to submit a rate case application to the PUCT in early 2027 to establish rates based on the ratemaking rate base for that business. Until revised rates are established for the Quadvest Retail business, which we expect to occur in 2028, our earnings per share will not fully reflect the anticipated benefits of the Quadvest Acquisition.
Although we expect that the Quadvest Acquisition will result in benefits to the Company, we may be unable to consummate the Quadvest Acquisition on a timely basis or at all, and if the Quadvest Acquisition is consummated, we may not realize the anticipated benefits because of integration difficulties and other challenges. See “Risk Factors — Risks Relating to Quadvest Acquisition” in our 2025 Form 10-K and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Financing of the Quadvest Acquisition
In addition to this offering, we expect to finance the remaining portion of the purchase price of the Quadvest Acquisition with net proceeds from up to $140 million of additional debt, which may include the issuance of $100 million of private placement notes of the Company, and other debt financing. We refer to any debt financing that we expect to incur to fund all or any portion of the Quadvest Acquisition, and to pay related fees and expenses, as the “Debt Financing.” If and to the extent that this offering is not completed or is completed for less proceeds than anticipated, we would expect to fund any shortfall with proceeds of the issuance of common stock under our at-the-market offering program or additional Debt Financing.
This offering is not conditioned on the closing of any Debt Financing, and neither this offering nor any Debt Financing is conditioned on the consummation of the Quadvest Acquisition. We may not complete the Quadvest Acquisition or any Debt Financing on the terms contemplated by this prospectus supplement or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities that may be offered in the Debt Financing.

Summary Unaudited Condensed Combined Pro Forma Financial Information
The Unaudited Condensed Combined Pro Forma Balance Sheet gives effect to this offering, the expected Debt Financing and the Quadvest Acquisition as of December 31, 2025 as if they had been completed on December 31, 2025, and the Unaudited Condensed Combined Pro Forma Statement of Operations gives effect to this offering, the expected Debt Financing and the Quadvest Acquisition for the year ended December 31, 2025 as if they had been completed on January 1, 2025, and have been derived primarily from the December 31, 2025 audited consolidated financial statements of H2O America included in H2O America’s Annual Report on Form 10-K for the fiscal year then ended and the audited financial statements of Quadvest as of December 31, 2025 and for the year then ended. Since the Unaudited Condensed Combined Pro Forma Financial Information has been prepared based upon preliminary estimates, the final amounts recorded at the date of the Quadvest Acquisition may differ materially from the information presented herein. These preliminary estimates are subject to change pending further review of the assets acquired and the liabilities assumed.
The Quadvest Acquisition is reflected in the Unaudited Condensed Combined Pro Forma Financial Information as an acquisition of Quadvest by H2O America, based on the guidance provided by United States generally accepted accounting principles, or “GAAP,” for business combinations.
Quadvest’s regulated operations are comprised of water and sewer utility activities. The operations are subject to the rate-setting authority of the PUCT and are accounted for pursuant to GAAP, including the GAAP accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Quadvest’s regulated operations provide revenues derived from costs, including a return on investments of assets included in rate base.
(in thousands, except per share data)	For the Year Ended December 31, 2025
Pro Forma Combined Results of Operations:
Operating revenues	$841,191
Total operating expenses	673,175
Operating income	168,016
Interest expense, other income and expense	(72,575)
Net income	$95,310
Pro Forma Combined Per Share Data:
Earnings per share-basic	$2.05
Earnings per share-diluted	$2.05
(in thousands)	As of December 31, 2025
Pro Forma Combined Balance Sheet:
Utility plant and intangible assets	$5,590,551
Less accumulated depreciation and amortization	1,120,232
Net utility plant	4,470,319
Total assets	$5,742,455
Pro Forma Capitalization:
Total stockholder’s equity	$2,122,299
Long-term debt (consolidated, excluding current maturities)	$1,866,819
Total capitalization	$3,989,118

Supplemental Unaudited Historical Financial Information — Non-GAAP Financial Measures
We present Adjusted Net Income and Funds From Operations (“FFO”), which are non-GAAP financial measure, for the periods set forth below. Our net income is prepared in accordance with GAAP and represent the earnings as reported to the SEC. Adjusted Net Income is a non-GAAP financial measure representing GAAP earnings adjusted to exclude the effects of non-utility real estate transactions and costs associated with mergers and acquisition activities, if any. Adjusted Net Income is provided as additional information for investors to evaluate the performance of our business activities excluding these items. Our management also believes these non-GAAP financial measures help investors and analysts better understand our actual results. We use Adjusted Net Income as one of our primary performance measurements when communicating with analysts and investors regarding our outlook and results. Adjusted Net Income is also used internally to measure performance. Information reconciling Adjusted Net Income to GAAP net income as used in this prospectus supplement is unavailable to us without unreasonable effort.
FFO is calculated as operating income plus depreciation and amortization, losses from non-utility real estate transactions, costs associated with mergers and acquisition activities, impairment of long-lived assets, share based compensation expenses, and other income from cash-based recurring unregulated operations; less gain from non-utility real estate transactions, cash taxes paid and cash interest paid. Our management believes this non-GAAP financial measure helps investors and analysts further evaluate our operating performance.
However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. Further, these non-GAAP financial measures should be considered as a supplement to the financial information prepared on a GAAP basis rather than an alternative to the respective GAAP financial measures.
	For the Year Ended December 31,
(in millions)	2025	2024	2023
Operating income	$177.5	$170.5	$149.4
Depreciation and amortization	115.3	112.9	105.9
Share based compensation expense	6.4	5.6	4.6
Other income/expense	—	—	2.3
(Gain)/loss on sale of real estate investments (a)	(0.3)	0.6	—
Expenses for mergers and acquisition related activities (b)	3.5	3.4	—
Taxes on (a) and (b) above	(0.9)	(1.1)	—
Cash taxes (paid)/received	(3.2)	0.6	(23.0)
Cash interest paid	(79.4)	(73.3)	(67.5)
Total funds from operations (FFO)	$218.9	$219.2	$171.7
Total balance sheet debt	$1,977.2	$1,829.7	$1,747.2
Adjustments:
Cash and liquid investments	(20.7)	(11.1)	(9.7)
Asset retirement obligations	3.3	3.4	3.3
Postretirement Benefit Obligation	—	—	12.2
Total debt	$1,959.8	$1,822.0	$1,752.9
FFO / debt	11.2%	12.0%	9.8%

THE OFFERING
The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, except where otherwise indicated, the terms “us,” “we” and “our” refer to H2O America and not to any of its subsidiaries.
Issuer
H2O America
Common stock offered by us
3,937,654 shares (or 5,660,377 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).
Common stock offered by the forward sellers(1)
7,547,170 shares.
Common stock outstanding immediately before this
offering(2)
36,118,242 shares.
Shares of common stock to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement(1)(2)
47,603,066 shares (or 49,325,789 shares if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds(2)
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $588.9 million (or $677.2 million if the underwriters’ option to purchase additional shares is exercised in full). We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement.
At an initial forward sale price of $51.2775 per share (which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby), we estimate that the net proceeds, before expenses, from this offering would be approximately $387.0 million, subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to March 2, 2028.
The actual forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements.
Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under a forward sale agreement. If we elect to cash settle a forward sale agreement in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the relevant forward purchaser). If we elect to net share settle a forward sale agreement in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the relevant forward purchaser). The forward sale agreements also are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
We intend to use the net proceeds of this offering from the sale of the shares of our common stock and upon settlement of the forward sale agreements, together with the net proceeds of the Debt Financing, to finance the Quadvest Acquisition and to pay related fees and expenses and for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment. This offering is not conditioned on the consummation of the Quadvest Acquisition or the Debt Financing, and the Quadvest Acquisition may not be consummated on the terms described herein or at all. If for any reason the Quadvest Acquisition does not close, then we expect to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment, and we will not have any obligation to repurchase any or all of the shares of our common stock sold in this offering. See “Use of Proceeds.”
Nasdaq listing
Our common stock is listed on the Nasdaq Global Select Market, or “Nasdaq,” under the symbol “HTO.”

Risk factors
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement for a discussion of factors that you should refer to and carefully consider before deciding to invest in our common stock.
Conflicts of interest
All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we may sell directly to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters) will be paid to the forward purchasers. Because affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are each expected to receive more than 5% of the net proceeds of this offering, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is referred to as FINRA. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Use of Proceeds” and “Underwriting — Conflicts of Interest.”
Accounting treatment
Before any issuance of our common stock upon settlement of a forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price. However, if we decide to physically or net share settle a forward sale agreement, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreement will result in an increase in the number of shares of our common stock used in calculating diluted earnings per share, potentially resulting in a decrease in diluted earnings per share under GAAP.

(1)
The forward sellers have advised that they intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion on or prior to March 2, 2028. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
(2)
The number of shares of our common stock before and after this offering is based on 36,118,242 shares of our common stock outstanding as of December 31, 2025, which does not include (i) 406,286 shares of our common stock reserved for issuance under our 2023 Employee Stock Purchase Plan as of December 31, 2025, (ii) 862,815 shares of our common stock available under our 2023 Long-Term Incentive Plan as of December 31, 2025 and (iii) an additional 278,565 shares of our common stock issuable under outstanding restricted stock units and deferred restricted stock units as of December 31, 2025. In addition to the preceding sentence, the number of shares of our common stock to be outstanding after this offering assumes full physical settlement of the forward sale agreements at the initial forward sale price of $51.2775 per share of our common stock. The actual forward price that we will receive upon physical settlement is subject to adjustment as described in this prospectus supplement. In addition, such number of shares of our common stock assumes that we will not be required to issue the shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement.

RISK FACTORS
An investment in our common stock involves a number of risks. See the risk factors described in our 2025 Form 10-K, which is incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. You should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. In particular, we urge you to consider carefully the factors set forth below and such risk factors as may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. As a result, the trading price of our common stock could decline, and you could lose some or all of your investment. While we believe we have identified and discussed below, in the accompanying prospectus and in the documents incorporated by reference herein and therein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our business, financial condition, results of operations and prospects in the future.
As used in this “Risk Factors” section, “we,” “us,” “our” or similar terms refer to H2O America, together with its consolidated subsidiaries, including, if the Quadvest Acquisition is consummated and following such consummation, Quadvest, L.P. and Quadvest Wholesale, LLC., together with their combined subsidiaries.
Risks Related to this Offering
Settlement provisions contained in each forward sale agreement subject us to risks if certain events occur, which could have an effect on H2O America’s results of operations and liquidity, and could cause the market price of our common stock to decline.
Each forward purchaser will have the right to accelerate each forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by the relevant forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into a forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate a forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreements.
Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to March 2, 2028. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock under that forward sale agreement and, upon net share settlement, its obligation to deliver shares to us, if applicable. If the market value of shares of our common stock during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would be obligated to pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference multiplied by the number of shares of our common stock underlying that particular forward sale agreement subject to cash settlement or, in the case of net share settlement, we would be obligated to deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference multiplied by the number of shares of our common stock underlying that particular forward sale agreement subject to net share settlement. Thus, we could be responsible for a potentially substantial cash payment or share delivery obligation. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” in this prospectus supplement for information on the forward sale agreements.
In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the market price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would be obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser would be obligated to deliver to us) upon net share settlement of the relevant forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.
In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, each forward sale agreement will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.
Our shareholders may experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.
The issuance of any common stock by us pursuant to a forward sale agreement upon physical settlement or net share settlement thereof, or in lieu of the forward sellers selling our common stock to the underwriters, will have a dilutive effect on our earnings per share.
Any additional future issuances of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock, our shareholders may experience dilution in both the book value and fair value of their shares.
Future sales of shares of our common stock or preferred stock could adversely affect the market price of our common stock.
Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing shareholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing shareholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate. We may also raise capital by issuing shares of preferred stock that have super voting, special approval, dividend or other rights or preferences that are senior to our common stock. Shares of preferred stock may also be convertible into shares of our common stock, which may dilute the value of our common stock. Our board of directors may authorize the issuance of preferred stock from time to time in one or more series, without shareholder approval. See “Description of Capital Stock” beginning on page 13 of the accompanying prospectus.
The price of our common stock may fluctuate significantly.
The market price of our common stock may fluctuate significantly. You may not be able to resell your shares at or above the offering price due to fluctuations in the market price of our common stock caused by changes in H2O America’s operating performance or prospects and other factors, including broad market fluctuations. Some specific factors that may have a significant effect on the market price of our common stock, in addition to those set forth under “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement, include:
•
actual or anticipated variations in H2O America’s operating results or future prospects;

•
the public’s and the financial markets’ reaction to H2O America’s press releases, its other public announcements and our filings with the SEC;

•
strategic actions by H2O America or its competitors, such as acquisitions, dispositions or restructurings;

•
changes in accounting standards, policies, guidance, interpretations or principles;

•
price and volume fluctuations in the overall equity capital markets from time to time;

•
adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•
future sales of common stock by us or our directors or executive officers; and

•
changes in securities analyst estimates, projections or recommendations regarding H2O America or our common stock or other securities, other comparable companies or their securities, or the water and wastewater industries generally.

Risks Related to the Quadvest Acquisition
This offering is not conditioned on the consummation of the Quadvest Acquisition.
This offering is not conditioned on the consummation of the Quadvest Acquisition. Accordingly, by purchasing our common stock, you are investing in H2O America on a stand-alone basis, without the business of Quadvest, in the event that we do not consummate the Quadvest Acquisition. Although certain information included in this prospectus supplement generally assumes consummation of the Quadvest Acquisition, the Quadvest Acquisition may not be consummated on the terms described herein or at all. The consummation of the Quadvest Acquisition is subject to conditions, which may or may not be satisfied. If for any reason the Quadvest Acquisition does not close, then we expect to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, share repurchases or debt repayment, and we will have no obligation to repurchase any of our shares of common stock sold in this offering. See “Use of Proceeds.”
Failure to obtain financing for the Quadvest Acquisition on favorable terms or at all could negatively impact the operating results and financial condition of H2O America.
We intend to finance the Quadvest Acquisition with net proceeds from this offering and the Debt Financing, and there is no guarantee that we will be able to secure such financing to complete the Quadvest Acquisition on favorable terms, or at all. The incurrence of additional indebtedness could adversely affect H2O America’s financial condition, results of operations or cash flows. Additionally, equity financings may result in dilution to our existing stockholders, and debt financings may contain covenants that restrict the actions of H2O America and its subsidiaries. Furthermore, any downgrade in H2O America’s credit ratings by rating agencies may negatively impact the market value and liquidity of H2O America’s debt and equity securities.
We may take on substantial additional indebtedness to finance the Quadvest Acquisition, which will decrease our business flexibility and increase our borrowing costs.
In addition to this offering, we expect to finance the remaining portion of the purchase price of the Quadvest Acquisition with net proceeds from up to $140 million of Debt Financing, which may include the issuance of $100 million of private placement notes of the Company and other debt financing. If and to the extent that this offering is not completed or is completed for less proceeds than anticipated, we would expect to fund any shortfall with proceeds of the issuance of common stock under our at-the-market offering program or additional Debt Financing. As a result of the Debt Financing, we will increase our indebtedness substantially as compared to our indebtedness prior to the Quadvest Acquisition. Any financial covenants we agree to in connection with such indebtedness and higher debt-to-equity ratio in comparison to that of our recent historical basis will have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions and increasing borrowing costs. In addition, the actual terms and conditions of such indebtedness may not be favorable to us, and as such, could further increase the cost of the Quadvest Acquisition, as well as the overall burden of such indebtedness upon us and our business flexibility. Unfavorable terms in the Debt Financing may also adversely affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $588.9 million (or $677.2 million if the underwriters’ option to purchase additional shares is exercised in full). We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward sellers in this offering, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement. In each case, we intend to use all net proceeds we receive from any such sales for the same purposes described below.
At an initial forward sale price of $51.2775 per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $387.0 million, subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to March 2, 2028. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that each forward sale agreement is physically settled based upon the initial forward sale price of $51.2775 on the effective date of the forward sale agreements, which is March 2, 2026. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. If the overnight bank funding rate decreases substantially prior to the settlement of a forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of such forward sale agreement. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
We currently intend to elect full physical settlement of each forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements (or otherwise pursuant to this offering), together with the net proceeds from the Debt Financing, to finance the Quadvest Acquisition and to pay related fees and expenses and for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment.
However, this offering is not conditioned on the consummation of the Quadvest Acquisition or the Debt Financing. If for any reason the Quadvest Acquisition does not close, then we expect to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment, and we will not have any obligation to repurchase any or all of our shares of common stock sold in this offering. See “Summary — Financing of the Quadvest Acquisition” and “Risk Factors — Risks Related to the Quadvest Acquisition.”

CERTAIN ACCOUNTING MATTERS
Before any issuance of our common stock upon settlement of a forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price. However, if we decide to physically or net share settle a forward sale agreement, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreement will result in an increase in the number of shares of our common stock used in calculating diluted earnings per share, potentially resulting in a decrease in diluted earnings per share under GAAP.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025 on:
•
an actual basis;

•
an as adjusted basis giving effect to this offering (assuming full physical settlement of the forward sale agreements and no exercise of the underwriters’ option to purchase additional shares), but without giving effect to the application of the net proceeds thereof or the Quadvest Acquisition and any related Debt Financing; and

•
a further adjusted basis giving effect to this offering (assuming full physical settlement of the forward sale agreement and no exercise of the underwriters’ option to purchase additional shares), the expected Debt Financing and the Quadvest Acquisition.

You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, our audited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from our 2025 Form 10-K. See “Unaudited Combined Pro Forma Financial Information.”
This offering is not contingent upon either the Quadvest Acquisition or the Debt Financing reflected in the pro forma adjustments included in the following information.
(in thousands, except share data)	As of December 31, 2025
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$20,686	$607,899	$68,214
Long-term indebtedness(1):
Existing debt securities	$1,901,201	$1,901,201	$1,901,201
Debt Financing(2)	—	—	140,000
Total long-term debt (excluding current portion)	$1,866,819	$1,866,819	$2,006,819
Stockholders’ equity:
Common stock, $0.001 par value; authorized 70,000,000 shares; 36,118,242 issued and outstanding shares, actual; and 47,603,066 issued and outstanding shares, as adjusted and pro forma	36	48	48
Additional paid-in capital	958,188	1,545,705	1,545,705
Retained earnings	581,080	581,080	575,080
Accumulated other comprehensive income	1,467	1,467	1,467
Total stockholders’ equity	1,540,771	2,128,300	2,122,299
Total capitalization	$3,407,590	$3,995,119	$4,129,118

(1)
Our long-term indebtedness includes certain financings by our subsidiaries in the fiscal year ended December 31, 2025, including $55.0 million of private placement notes of SJWC due 2055, $60.0 million of private placement notes of CWC due 2055, $40.0 under a promissory note issued to TWC by a national cooperative bank due 2055 and $25.0 million under a promissory note issued to MWC by a national cooperative bank due 2055. In addition to our long-term indebtedness, as of December 31, 2025, we had short-term indebtedness under lines of credit of $86.8 million. As of December 31, 2025, we and our subsidiaries had unsecured bank lines of credit allowing for aggregate short-term borrowings of up to $370.0 million, of which $50.0 million was available to H2O America, $165.0 million was available to SJWC, $80.0 million was available to CWC, $25.0 million was available to MWC and $30.0 million was available to TWC under a single line of credit, $10.0 million was available to SJWC under a single line of credit and $10.0 million was available to Connecticut Water Service, Inc. under a single line of credit. As of December 31, 2025, H2O America and its subsidiaries had available unused short-term bank lines of credit totaling approximately $283.2 million.

(2)
We expect to incur Debt Financing to fund a portion of the Quadvest Acquisition. See “Summary —  Financing of the Quadvest Acquisition.”

DIVIDEND POLICY
We have paid regular quarterly cash dividends on shares of our common stock for many years. We currently expect to maintain at least our current dividend per share rates following the Quadvest Acquisition.
However, any future determination regarding dividend or distribution payments will be at the discretion of the combined company’s board of directors and subject to applicable limitations under Delaware law, market conditions and other factors. Please refer to the information under the heading “Risk Factors” in our 2025 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information presented herein is prepared in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 and should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of H2O America and the historical consolidated financial position and results of operations of Quadvest, L.P. and Quadvest Wholesale, LLC (collectively “Quadvest”) after giving effect to the Quadvest Acquisition as further described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below. The unaudited pro forma condensed combined financial information has been prepared to give effect to the following (collectively, the “Transactions”):
•
Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets and liabilities of Quadvest will be recorded by H2O America at their respective fair values as of the closing date of the Quadvest Acquisition (“Closing Date”);

•
Preliminary adjustments to conform the financial statement presentation of Quadvest to those of H2O America;

•
The Financing Transactions, as described and defined below; and

•
Adjustments to reflect estimated acquisition-related costs of the Quadvest Acquisition.

The unaudited pro forma condensed combined financial information and related notes are derived from the historical financial statements of H2O America and Quadvest, and should be read in conjunction with the following financial statements and accompanying notes:
•
The historical audited consolidated financial statements of H2O America as of and for the year ended December 31, 2025, included in its Annual Report on Form 10-K (the “2025 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026; and

•
The historical audited consolidated financial statements of Quadvest as of and for the year ended December 31, 2025 and the related notes, which are included in H2O America’s Current Report on Form 8-K filed with the SEC on March 2, 2026.

The unaudited pro forma condensed combined financial information should also be read together with other financial data included elsewhere in, or incorporated by reference into, this prospectus supplement
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives pro forma effect to the Transactions as if they had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 give pro forma effect to the Transactions as if they had been consummated on January 1, 2025.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby H2O America is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill. The assets and liabilities of Quadvest have been measured based on preliminary estimates using assumptions that H2O America believes are reasonable, based on information that is currently available. The unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions subject to potential revision and, as a result, has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions occurred on the dates indicated.
The unaudited pro forma condensed combined financial information appearing below is based on available preliminary information and certain assumptions that are believed to be reasonable as of the date of this prospectus supplement and also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. Future results may vary significantly from the results reflected because of various factors, including those discussed in the sections titled “Forward-Looking Statements,” “Risk Factors” and the consolidated audited and unaudited financial statements of H2O America and Quadvest included, or incorporated by reference, in this prospectus supplement. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Quadvest Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in thousands)
	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC. Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Utility plant:
Land	44,600	—	—	332	2(a)	—		—		44,932
Depreciable plant and equipment	4,688,644	—	—	207,488	2(a)(d)	293,058	4(a)(i)	—		5,189,190
Utility plant in service	—	176,888	35,133	(212,021)	2(a)	—		—		—
Other property and equipment	—	13,903	—	(13,903)	2(b)	—		—		—
Construction work in progress	269,272	15,754	6,855	—		—		—		291,881
Intangible assets	51,683	—	—	—		12,865	4(b)	—		64,548
Plant acquisition adjustments, net	—	(1,815)	—	1,815	2(d)	—		—		—
Total utility plant	5,054,199	204,730	41,988	(16,289)		305,923		—		5,590,551
Less: accumulated depreciation and amortization	1,120,232	—	—	29,157	2(c)(d)	(29,157)	4(a)	—		1,120,232
Less: accumulated depreciation	—	35,792	1,236	(37,028)	2(c)	—		—		—
Net utility plant	3,933,967	168,938	40,752	(8,418)		335,080		—		4,470,319
Nonutility properties	1,683	—	—	12,369	2(b)	(5,626)	4(a)	—		8,426
Less: accumulated depreciation and amortization	103	—	—	5,485	2(c)	(5,485)	4(a)	—		103
Net nonutility properties	1,580	—	—	6,884		(141)		—		8,323
Current assets:
Cash and cash equivalents	20,686	4,817	585	—		(545,402)	4(h)(c)	587,528	4(k)	68,214
Accounts receivable:	—	—	—	—		—		—		—
Customers, net of allowances for uncollectible accounts	62,471	1,928	1,731	—		(3,659)	4(h)	—		62,471
Income tax	2,720	—	—			—		—		2,720
Other	7,710	2,616	374	—		(2,990)	4(h)	—		7,710
Accrued unbilled revenue	68,971	—	—	—		—		—		68,971
Prepaid expenses and other current assets	—	1,310	15	(1,325)	2(e)	—		—		—
Prepaid expenses	11,634	—	—	1,032	2(e)	—		—		12,666
Short-term investments	—	12	—	(12)	2(f)	—		—		—
Due from related parties, current-portion	—	207	—	(207)	2(p)	—		—		—
Current regulatory assets	8,315	—	—	—		—		—		8,315
Other current assets	8,086	—	—	305	2(e)(f)	(11)	4(h)	—		8,380
Total current assets	190,593	10,890	2,705	(207)		(552,062)		587,528		239,446
Other assets:
Restricted cash	—	600	—	(600)	2(g)	—		—		—
Accounts receivable, other-long-term	—	—	6,477	(6,477)	2(o)	—		—		—
Regulatory assets, less current portion	246,547	—	—	1,534	2(b)	(1,534)	4(j)	—		246,547
Investments	19,711	941	—	—		—		—		20,652
Postretirement benefit plan	80,967	—	—	—		—		—		80,967
Goodwill	640,311	—	—	—		—		—		640,311
Other	35,890	—	—	7,077	2(g)(o)	(7,077)	4(h)	—		35,890
Due from related parties	—	16,620	—	(16,620)	2(p)	—		—		—
Total other assets	1,023,426	18,160	6,477	(15,086)		(8,611)		—		1,024,367
Total assets	5,149,566	197,989	49,934	(16,827)		(225,734)		587,528		5,742,455

	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC. Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Capitalization and Liabilities
Capitalization:
Stockholders’ equity:
Partner’s capital	—	41,932	9,192	—		(51,124)	4(f)	—		—
Common stock	36	—	—	—		—		12		48
Additional paid-in capital	958,188	—	—	—		—		587,517	4(k)	1,545,705
Retained earnings	581,080	—	—	—		(6,000)	4(d)	—		575,080
Accumulated other comprehensive income	1,467	—	—	—		—		—		1,467
Total stockholders’ equity	1,540,771	41,932	9,192	—		(57,125)		587,528		2,122,299
Long-term debt, less current portion	1,866,819	43,455	—	—		(43,455)	4(e)	—	4(l)	1,866,819
Total capitalization	3,407,590	85,387	9,192	—		(100,579)		587,528		3,989,118
Current liabilities:
Customer deposits	—	1,115	—	(1,115)	2(h)	—		—		—
Lines of credit	86,834	—	—	—		—		—		86,834
Due to related parties	—	989	—	(989)	2(l)	—		—		—
Related party payable	—	—	1,932	(1,932)	2(m)	—		—		—
Due to others	—	192	—	(192)	2(j)	—		—		—
Deferred revenue	—	16	—	(16)	2(k)	—		—		—
Accrued payables	—	—	102	(102)	2(n)	—		—		—
Current portion of long-term debt	23,504	2,397	—	—		(2,397)	4(e)	—	4(l)	23,504
Accrued groundwater extraction charges, purchased water and power	29,321	—	—	—		—		—		29,321
Accounts payable	75,427	5,495	1,808	1,931	2(m)	(9,234)	4(h)	—		75,427
Accrued interest	18,241	—	—	229	2(i)	(229)	4(e)	—		18,241
Notes payable, related party – current	—	—	207	(207)	2(p)	—		—		—
Accrued liabilities	—	2,941	—	(2,941)	2(i)	—		—		—
Accrued payroll	19,109	—	—	1,591	2(i)	(1,591)	4(h)	—		19,109
Current regulatory liabilities	—	—	—	—		—		—		—
Other current liabilities	20,942	—	—	2,354	2(h)(i)(k)(n)	4,777	4(d)(h)	—		28,073
Total current liabilities	273,378	13,145	4,049	(1,389)		(8,674)		—		280,509
Note payable, related party – long-term	—	—	16,620	(16,620)	2(p)
Deferred income taxes	307,893	—	—	—		—		—		307,893
Advances for construction	201,413	3,049	—	1,182	2(j)(l)	—		—		205,644
Contributions in aid of construction	342,697	96,087	20,073	—		(116,160)	4(i)	—		342,697
Postretirement benefit plans	45,878	—	—	—		—		—		45,878
Regulatory liabilities, less current portion	546,797	—	—	—		—		—		546,797
Other noncurrent liabilities	23,920	321	—	—		(321)	4(g)	—		23,920
Commitments and contingencies	—	—	—	—		—		—		—
Total capitalization and liabilities	5,149,566	197,989	49,934	(16,827)		(225,734)		587,528		5,742,455

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
As of December 31, 2025
(in thousands)
	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC. Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating revenue	800,590	—	8,509	32,092	2(q)(r)	—		—		841,191
Water and sewer revenues	—	27,628	—	(27,628)	2(q)	—		—		—
Miscellaneous fees	—	4,465	—	(4,465)	2(r)	—		—		—
Related party revenues	—	1,111	—	(1,111)	2(x)	—		—		—
Operating expense:
Production expenses:
Cost of revenues	—	12,188	2,150	(14,338)	2(s)(x)	—		—		—
Purchased water	126,343	—	—	—		—		—		126,343
Power	21,769	—	—	2,643	2(s)	—		—		24,412
Groundwater extraction charges	112,076	—	—	105	2(s)	—		—		112,181
Other production expenses	50,973	—	—	7,662	2(s)	—		—		58,635
Total production expenses	311,161	12,188	2,150	(3,928)		—		—		321,571
Operating expenses	—	14,210	432	(14,642)	2(s)(t)(x)	—		—		—
Administrative and general	125,998	—	—	14,938	2(s)(t)	6,000	5(c)	—		146,936
Maintenance	32,895	—	—	2,484	2(s)(t)	—		—		35,379
Property taxes and other non-income taxes	37,686	—	—	—		—		—		37,686
Depreciation and amortization	115,323	3,536	408	—		12,336	5(a)(b)	—		131,603
Total operating expense	623,063	29,934	2,990	(1,148)		18,336		—		673,175
Operating income	177,527	3,270	5,519	36		(18,336)		—		168,016
Other (expense) income:								—
Regulatory fee income, net	—	(186)	(18)	204	2(v)	—		—		—
Investment income (Loss)	—	495	(78)	(417)	2(w)	—		—		—
Gain / (Loss) on sale of nonutility properties	—	68	—	(68)	2(y)	—		—		—
Construction income	—	129	—	(129)	2(u)	—		—		—
Interest on long-term debt and other interest expense	(72,575)	(1,909)	(873)	—		2,782	5(f)	—		(72,575)
Pension non-service credit (cost)	6,436	—	—	—		—		—		6,436
Other, net	3,545	—	—	408	2(u)(v)(w)(y)	—		—		3,953
Intercompany income	—	34	—	(34)	2(x)	—		—		—
Income before income taxes	114,933	1,901	4,550	—	2(z)	(15,554)		—		105,830
Provision for income taxes	12,355	121	49	1,355		(3,360)	5(d)	—		10,520
Net income	102,578	1,780	4,501	(1,355)		(12,194)		—		95,310
Earnings per share
– Basic	2.93							5(e)		2.05
– Diluted	2.92							5(e)		2.05
Weighted average shares outstanding
– Basic	35,002,252							5(e)		46,487,076
– Diluted	35,102,487							5(e)		46,587,311
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Description of the Transactions and Basis of Pro Forma Presentation
Description of the Quadvest Acquisition
On July 7, 2025, H2O America entered into Asset Purchase Agreements (collectively the “Agreements”) with Quadvest, L.P. and Quadvest Wholesale, LLC (collectively, “Quadvest”), pursuant to which and subject to the terms and conditions therein, H2O America will acquire substantially all of Quadvest’s water and wastewater utility assets and systems. Pursuant to the terms of the Agreements, the aggregate purchase price for the acquisition is $540.0 million, subject to customary closing adjustments, including an adjustment for capital expenditures that exceed the target closing capital expenditures, and closing developer reimbursements.
Financing Transactions
In connection with the Quadvest Acquisition, H2O America expects to issue equity securities with an estimated aggregate offering price of approximately $550 million (the “Equity Issuance”). H2O America intends to use the net proceeds from the Equity Issuance, together with the net proceeds of the Debt Financing described below, to finance the Quadvest Acquisition and to pay related fees and expenses and for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment. Although the entire use of proceeds from the Equity Issuance is not directly related to the Quadvest Acquisition, such use represents a separate event deemed to be material entered into by H2O America, and is therefore included within the unaudited pro forma condensed combined financial information.
As described in this prospectus supplement, a portion of the shares of common stock being issued in the Equity Issuance will be issued pursuant to forward sale agreements. We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward sellers in this offering, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement.
Additionally, H2O America expects to finance the remaining portion of the purchase price of the Quadvest Acquisition with net proceeds of up to $140 million of additional indebtedness, which may include the issuance of up to $100.0 million of private placement notes issued by H2O America and $40 million of term debt issued by Texas Water Company, a wholly owned subsidiary of H2O America (together, the “Debt Financing” and collectively with the Equity Issuance, the “Financing Transactions”). If this offering is not completed or results in net proceeds less than anticipated, any shortfall is expected to be funded through the issuance of common stock under the at-the-market offering program or through additional Debt Financing. The terms, timing and amount of any such Debt Financing have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect the incurrence of such indebtedness or the related impact on the balance sheet or statement of operations. The Equity Issuance is not conditioned on the closing of any Debt Financing, and neither the Equity Issuance nor any Debt Financing is conditioned on the consummation of the Quadvest Acquisition.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical condensed consolidated balance sheets of H2O America and Quadvest, giving effect to the Transactions as if they had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 combines the historical condensed consolidated statements of operations of H2O America and Quadvest, giving effect to the Transactions as if they had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Quadvest Acquisition under the acquisition method of accounting whereby H2O America is considered the accounting acquirer. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. The results of operations of the combined company will be reported prospectively after the Closing Date following completion of the Quadvest Acquisition. Under the acquisition method of accounting, the assets and liabilities of Quadvest, as of the Closing Date, will be recorded by H2O America at their estimated fair values. The pro forma allocation of the consideration transferred reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary materially from the actual allocation that will be recorded at the time the Quadvest Acquisition is completed since, among other reasons, certain information will not be available until after the Quadvest Acquisition is completed.
The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Quadvest Acquisition.
Note 2.   H2O America and Quadvest Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, H2O America performed a preliminary analysis of Quadvest’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of H2O America. With the information currently available, H2O America has determined that there are certain accounting policy differences and reclassification adjustments which have been made to conform Quadvest’s historical financial statements to the accounting policies and presentation used by H2O America in the preparation of the unaudited pro forma condensed combined financial information.
Following the closing of the Quadvest Acquisition, H2O America will conduct a more detailed review of Quadvest’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment to Quadvest’s historical financial statements. As a result, H2O America may identify additional differences between the accounting policies of H2O America and Quadvest that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information presented herein.
The following accounting policy and reclassification adjustments were made to conform the presentation of Quadvest’s unaudited historical condensed consolidated balance sheet as of December 31, 2025 to H2O America’s presentation:
a)
Represents a reclassification from utility plant in service to land and depreciable plant and equipment.

b)
Represents a reclassification from other property and equipment to nonutility properties and regulatory assets, less current portion.

c)
Represents a reclassification from accumulated depreciation to accumulated depreciation and amortization (utility) and accumulated depreciation and amortization (nonutility).

d)
Represents a reclassification from plant acquisition adjustments, net to depreciable plant and equipment and accumulated depreciation and amortization (utility).

e)
Represents a reclassification from prepaid expenses and other current assets to other current assets and prepaid expenses.

f)
Represents a reclassification from short-term investments to other current assets.

g)
Represents a reclassification from restricted cash to other.

h)
Represents a reclassification from customer deposits to other current liabilities.

i)
Represents a reclassification from accrued liabilities to other current liabilities, accrued payroll, and accrued interest.

j)
Represents a reclassification from due to others to advances for construction.

k)
Represents a reclassification from deferred revenue to other current liabilities.

l)
Represents a reclassification from due to related parties to advances for construction.

m)
Represents a reclassification from related party payable to accounts payable.

n)
Represents a reclassification from accrued payables to other current liabilities.

o)
Represents a reclassification of accounts receivable, other-long-term to other (other assets).

p)
Represents intercompany elimination of related party receivables and related party notes payable (current and long-term) between Quadvest LP and Quadvest Wholesale, LLC.

The following accounting policy and reclassification adjustments were made to conform the presentation of Quadvest’s unaudited historical condensed consolidated statements of comprehensive income for the year ended December 31, 2025 to H2O America’s presentation:
q)
Represents a reclassification from water and sewer revenues to operating revenue.

r)
Represents a reclassification from miscellaneous fees to operating revenue.

s)
Represents a reclassification from cost of revenues to power, groundwater extraction charges, other production expenses, maintenance, and administrative and general.

t)
Represents a reclassification from operating expenses to maintenance and administrative and general.

u)
Represents a reclassification from construction income to other, net.

v)
Represents a reclassification from regulatory fee income, net to other, net.

w)
Represents a reclassification from investment income to other, net.

x)
Represents intercompany elimination of related party revenues and intercompany income, and the corresponding cost of revenues and operating expenses, between Quadvest LP and Quadvest Wholesale, LLC.

y)
Represents a reclassification from gain / (loss) on sale of nonutility properties to other, net.

z)
Represents the estimated income tax impact on the historical net income of Quadvest for purposes of the unaudited pro forma condensed combined statements of operations. Quadvest historically operated as a pass-through entity and, accordingly, was not subject to U.S. federal income taxes at the entity level. A federal statutory rate of 21.0% has been assumed for purposes of this adjustment, as Quadvest’s historical financial statements included state income taxes. The statutory rate is not necessarily indicative of the effective tax rate of the combined company.

Note 3.   Preliminary Purchase Price Allocation
The preliminary estimated acquisition consideration of $540.0 million in cash is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Quadvest based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which H2O America believes are reasonable. Accordingly, the preliminary purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.
The following table sets forth a preliminary allocation of the total preliminary estimated acquisition consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Quadvest using Quadvest’s balance sheet as of December 31, 2025, adjusted for reclassifications and presentational alignment to that of H2O America’s historical financial information:
Pro Forma As Adjusted
Assets
Land	$332
Depreciable plant and equipment	500,546
Construction work in progress	22,609
Nonutility properties	6,743
Intangible assets	12,865
Prepaid expenses	1,032
Other current assets	294
Investments	941
Total assets	$545,361
Liabilities
Other current liabilities	1,131
Advances for construction	4,231
Total liabilities	$5,361
Net assets acquired (a)	$540,000
Preliminary estimated Acquisition consideration (b)	540,000
Estimated goodwill (a) – (b)	$—
Note 4.   Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of December 31, 2025, as follows:
Acquisition Transaction Accounting Adjustments
(a)
Represents an adjustment of $438.2 million to increase the carrying amounts of Quadvest’s utility plant assets from their recorded net book values to their preliminary estimated fair values. The acquired utility plant assets consist of the following with preliminary fair value estimates (in thousands):

	Estimated Useful Life	Historical Cost, as Reclassified	Preliminary Fair Value	Pro Forma Adjustments to Property and Equipment, Net
Land	Indefinite	$332	$332	$—
Utility, plant and property	5 to 50 years	207,488	500,546	293,058(1)
Utility, plant and property, accumulated depreciation and amortization		(29,157)	—	29,157
Other property and equipment	3 to 15 years	12,369	6,743	(5,626)
Other property and equipment, accumulated depreciation and amortization		(5,485)	—	5,485
Construction Work in Progress		22,609	22,609	—
Total Quadvest property and equipment		$208,156	$530,230	$322,074

(1)
The fair value of utility, plant and property increased as a result of the utilization of the Texas Fair Market Value statute for water utilities, which allows for a fair value appraisal-based approach to the acquisition of water and sewer utility systems in the State of Texas. As a result of the adjustment in the fair value of the assets being acquired, H2O America intends to request recovery of incremental depreciation expense in future years through rate case proceedings with the Public Utility Commission of Texas. However, the terms, timing and amount of any such recovery have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect any impact on the balance sheet or statement of operations.

(b)
Represents an adjustment of $12.9 million to record intangible assets acquired from Quadvest at their estimated fair value of $12.9 million in connection with the Quadvest Acquisition, related to customer contracts. Intangible assets acquired from Quadvest have an estimated useful life of 50 years.

(c)
Reflects the payment of $540.0 million in cash consideration to the partnership members of Quadvest as a result of the Acquisition.

(d)
Represents an adjustment of $6.0 million to record estimated acquisition-related costs expected to be incurred by H2O America as an increase to accrued liabilities and a corresponding increase to accumulated deficit. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(e)
Represents an adjustment of $43.5 million to long-term debt, less current portion, and $2.4 million to the current portion of long-term debt, and $0.2 million to accrued interest, to reflect the removal of seller indebtedness and related accrued interest, as such borrowings were not assumed in this Transaction.

(f)
The following table summarizes the transaction accounting adjustments impacting the equity balances of Quadvest (in thousands):

	Adjustments to Quadvest Equity	Acquisition- related Costs	Total Transaction Accounting Adjustments
Partner’s capital	$(51,124)	$—	$(51,124)
Common stock	—	—	—
Additional paid-in capital	—	—	—
Retained Earnings		(6,000)	(6,000)
Accumulated deficit	—	—	—
Pro forma net adjustment to equity	$(51,124)	$(6,000)	$(57,124)
Adjustments to Quadvest Equity:   Represents the elimination of Quadvest’s historical equity balances as of December 31, 2025.
Acquisition-related Costs:   Represents $6.0 million of estimated acquisition-related costs expected to be incurred by H2O America in connection with the Quadvest Acquisition.
(g)
Represents an adjustment of $0.3 million to reduce accrued liabilities, to reflect the removal of historical accrued incentive plan costs.

(h)
Represents an adjustment to eliminate assets and liabilities that were excluded from the acquisition in accordance with the terms of the Quadvest Acquisition.

(i)
Represents adjustments made to remove the contributions in aid of construction from the historical balance sheet, as they do not have a fair value for the purpose of purchase accounting.

(j)
Represents adjustments made to remove regulatory assets from the historical balance sheet in accordance with the terms of the Quadvest Acquisition.

Financing Transactions Accounting Adjustment
(k)
Reflects the receipt of the net proceeds from the offering of common stock with an aggregate offering size of approximately $608.7 million based on the sale of 11,484,824 shares of common stock at a public offering price of $53.00 per share of common stock excluding any exercise by the underwriters of their option to purchase additional shares of common stock, after deducting underwriting discounts and commissions, before expenses payable by us.

(l)
We expect to incur Debt Financing to fund a portion of the Quadvest Acquisition. See “Financing Transactions” in Note 1 above.

Note 5.   Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Net Income
Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of comprehensive income for the year ended December 31, 2025, as follows:
Acquisition Transaction Accounting Adjustments
(a)
Represents an adjustment of $12.1 million to reflect incremental depreciation expense for the year ended December 31, 2025, for the estimated increase in fair value of acquired tangible assets on a straight-line basis over their estimated useful lives. H2O America intends to request recovery of incremental depreciation expense in future years through future rate case proceedings with the Public Utility Commission of Texas. However, the terms, timing and amount of any such recovery have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect any such recovery of such revenues or the related impact on the balance sheet or statement of operations.

(b)
Represents an adjustment of $0.3 million to reflect amortization expense for the year ended December 31, 2025, for the estimated fair value of acquired intangible assets on a straight-line basis over their estimated useful lives.

(c)
Represents an adjustment of $6.0 million to record estimated acquisition-related costs expected to be incurred by H2O America in connection with the Quadvest Acquisition for the year ended December 31, 2025. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(d)
Represents the estimated income tax impact of adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025. A federal and state statutory rate of 21.6% for the year ended December 31, 2025, respectively, has been assumed for the pro forma adjustments. The statutory rate is not necessarily indicative of the effective tax rate of the combined company. Further, as preliminary assessments are ongoing, no adjustments have been recorded related to tax deduction limitations for acquisition-related costs.

(e)
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of H2O America. The following table summarizes the computation of the unaudited pro forma basic and diluted earnings per share (in thousands, except per share data):

For the Year Ended December 31, 2025
Numerator for earnings per share calculation:
Pro forma net income	$95,310
Net income attributable to common stockholders, basic and diluted	$95,310
Denominator for earnings per share calculation:
Pro forma weighted average shares:
H2O America shares outstanding as of December 31, 2025	35,002,252
Assumed issuance of H2O America shares	11,484,824
Pro forma weighted average shares, basic	46,487,076
Shares from employee compensation	100,235
Pro forma weighted average shares, diluted	46,587,311
Pro Forma Earnings per Share
Basic	$2.05
Diluted	$2.05

(1)
As the Transactions are being reflected as if they had been consummated at the beginning of the periods presented, the calculation of weighted average basic and diluted shares outstanding assumes the shares issuable in connection with the Transactions have been outstanding for the entire period presented.

(f)
Represents an adjustment of $2.8 million to interest expense to reflect the elimination of interest expense associated with seller indebtedness, as such borrowings were not assumed in this Transaction.

UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS
This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock acquired in this offering by a non-U.S. holder (as defined below). This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
You are a non-U.S. holder if you are, for United States federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation, or

•
an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the common stock.

This summary does not address all aspects of United States federal income taxation that may be relevant to particular non-U.S. holders in light of their individual circumstances, including non-U.S. holders that are subject to special rules, such as United States expatriates, banks or other financial institutions, insurance companies, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, non-U.S. holders subject to alternative minimum tax, non-U.S. holders that currently own or have owned (actually or constructively) more than 5% of H2O America’s common stock, or non-U.S. holders who hold shares of H2O America’s common stock as part of a straddle, hedge, conversion transaction or other integrated investment. Such non-U.S. holders should consult their tax advisors to determine the United States federal, state, local and non-United States tax considerations applicable to the ownership and disposition of the common stock that may be relevant to them.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.
This summary does not discuss other United States federal tax consequences (e.g., gift tax), the Medicare tax imposed on certain net investment income, or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, this summary applies only to non-U.S. holders that hold the common stock as a capital asset within the meaning of the Code (generally, property held for investment purposes).
You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of the common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.
Dividends
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of the common stock, the distribution generally will be treated as a dividend to the extent of H2O America’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds H2O America’s current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in the common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in the common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.

Except as described below, dividends paid to you on the common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:
•
a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:
•
you are a non-United States person, and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of Common Stock
You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the common stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist, or

•
H2O America’s common stock constitutes a United States real property interest by reason of H2O America’s status as a United States real property holding corporation (a “USRPHC”) for United States federal income tax purposes.

If the gain from the taxable disposition of shares of the common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you generally will be subject to tax on the net gain derived from the disposition at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you generally will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
H2O America has not determined whether it is a USRPHC for United States federal income tax purposes; however, even if it is or becomes a USRPHC, so long as shares of its common stock continue to be regularly traded on an established securities market, within the meaning of applicable United States Treasury regulations, you will not be subject to United States federal income tax on the disposition of shares of H2O America’s common stock if you have not held more than 5% (actually or constructively) of H2O America’s total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or your holding period. If you exceed the limits described in the prior sentence with respect to H2O America’s common stock and H2O America is a USRPHC at any time during the shorter of the five-year period preceding the date of disposition, or your holding period, you generally will be subject to United States federal income tax on the net gain derived from the disposition at rates applicable to United States citizens, resident aliens and domestic United States corporations. In such a case, you generally would also be subject to such tax with respect to any distribution on H2O America’s common stock that is not treated as a dividend to the extent such distribution exceeds your tax basis in the common stock and is treated as gain from the taxable disposition of the common stock (as discussed above under “Dividends”). If you are subject to the tax described in the preceding sentences, you will be required to file a United States federal income tax return with the IRS.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of the common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the common stock through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.
Federal Estate Taxes
Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
Withholding agents are required to report payments of dividends on the common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of the common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of the common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your United States federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers and the underwriters named below, for whom J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are serving as representatives, the forward sellers have agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 7,547,170 shares of our common stock in connection with the execution of the separate forward sale agreements between us and the forward purchasers. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and each of the forward sellers has agreed, severally and not jointly, to sell to each underwriter its respective portion of, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:
Underwriter	Number of Shares To Be Purchased from Us	Number of Shares To Be Purchased from the Forward Sellers
J.P. Morgan Securities LLC	1,653,816	3,169,812
Wells Fargo Securities, LLC	787,530	1,509,436
BofA Securities, Inc.	364,232	698,114
RBC Capital Markets, LLC	364,232	698,114
TD Securities (USA) LLC	364,232	698,114
BTIG LLC	167,350	320,754
Citizens JMP Securities, LLC	78,754	150,942
Huntington Securities, Inc.	78,754	150,942
Seaport Global Securities LLC	78,754	150,942
Total	3,937,654	7,547,170
The offering of our common stock by the underwriters is subject to receipt and acceptance of the shares from the forward sellers and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to certain conditions precedent. The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters have advised us and the forward sellers that they propose initially to offer the shares of our common stock in this offering at the price to public set forth on the cover of this prospectus supplement and to certain dealers at the public offering price less a selling concession of up to $1.0335 per share. If all of such shares of common stock are not sold at the price to public set forth on the cover page of this prospectus supplement, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to an additional 1,722,723 shares of our common stock at a price of $51.2775 per share for a period of 30 days from the date of this prospectus supplement.
Discount
The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.
	Without option	With full option
Per share	$1.7225	$1.7225
Total	$19,782,609	$22,750,000
Expenses and Indemnification
We estimate that the total expenses of the offering, including registration, listing and printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $1.4 million.
We have agreed to indemnify the underwriters, the forward sellers and the forward purchasers against liabilities relating to this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters, the forward sellers, or the forward purchasers may be required to make in that respect.
Forward Sale Agreements
We expect to enter into forward sale agreements on the date of this prospectus supplement with each of the forward purchasers relating to an aggregate of 7,547,170 shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of 7,547,170 shares of our common stock.
If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock, then such forward purchaser’s forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying a forward sale agreement to which it is a party, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our common stock to which such forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which one or more of the forward sale agreements relate is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward sellers and the forward sellers’ obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters, severally in proportion of the respective underwriting obligations reflected in the table above, all or such portion of the number of shares of our common stock not borrowed and delivered by the forward sellers. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.
The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion on or prior to March 2, 2028. On a settlement date or dates, if we decide to physically settle one or more forward sale agreements, we will issue shares of our common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $51.2775 per share, which is the price at which the underwriters agreed to buy our shares of common stock offered hereby as shown on the cover page of this prospectus supplement. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the overnight bank funding rate decreases substantially prior to the settlement of a forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of such forward sale agreement. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may, except in certain circumstances, elect cash settlement or net share settlement for all or a portion of our obligations under one or more of the forward sale agreements. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but the overnight bank funding rate could decrease to a rate below the spread during the term of the forward sale agreements.
Each forward purchaser will have the right to accelerate each forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by the relevant forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into a forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate a forward sale agreement to which it is a party (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreements. See “Risk Factors.”
Each forward sale agreement will be physically settled unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Delivery of shares of our common stock upon any physical settlement or net share settlement of a forward sale agreement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase a number of shares of our common stock corresponding to the portion for which we elect cash settlement or net share settlement to the extent necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock such forward purchaser had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under the relevant forward sale agreement to which it is a party, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference multiplied by the number of shares of our common stock underlying the relevant forward sale agreement subject to cash settlement or net share settlement, as the case may be. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, such forward purchaser will pay or deliver, as the case may be, to us under the relevant forward sale agreement to which it is a party, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference multiplied by the number of shares of our common stock underlying the relevant forward sale agreement subject to cash settlement or net share settlement, as the case may be.
In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to such forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to such forward purchaser upon a net share settlement, as the case may be, of a forward sale agreement to which it is a party, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of a forward sale agreement to which it is a party. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth under “Where You Can Find More Information” in this prospectus supplement. This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those forward sale agreements.
Lock-Up Agreement
We have agreed that, subject to certain exceptions, without the prior written consent of J.P. Morgan Securities LLC, we will not directly or indirectly during the period commencing on the date hereof and ending 60 days after the date hereof (1) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
Furthermore, our directors and certain of our officers have agreed that, subject to certain exceptions, without the prior written consent of J.P. Morgan Securities LLC, they will not, directly or indirectly, during the period commencing on the date hereof and ending 60 days after the date hereof (1) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described above do not apply with respect to the sale of shares of our common stock to the forward purchasers pursuant to the forward sale agreements.
The representatives of the underwriters, in their sole discretion, may release common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, the representatives of the underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of shares or other securities for which the release is being requested and market conditions at the time.
Underwriter Activities
In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of common stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.
Certain Relationships
Certain of the underwriters, the forward sellers, the forward purchasers and their respective affiliates have performed, and may in the future perform, various commercial and investment banking, financial advisory and other services for us, our affiliates and our officers in the ordinary course of business, for which they received, and may receive, customary fees and reimbursement of expenses. Affiliates of J.P. Morgan Securities, LLC and Wells Fargo Securities, LLC, each an underwriter, are acting as forward purchasers and will receive all of the proceeds of any sale of borrowed shares of our common stock in connection with the forward sale agreements described in this prospectus supplement. See “— Conflicts of Interest.” In addition, affiliates of certain of the underwriters are lenders under the Amended and Restated Credit Agreement, dated as of September 12, 2025.
In addition, in the ordinary course of their business activities, the underwriters, the forward sellers, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters, the forward sellers, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
The forward purchasers will receive all of the proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with the forward sale agreements. Because affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the forward purchasers, are each expected to receive more than 5% of the net proceeds of this offering, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are each deemed to have a conflict of interest under FINRA Rule 5121. As a result, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. Since the common stock being offered hereby has a bona fide public market, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. In accordance with FINRA Rule 5121, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.
For the purposes of this provision, the expression “an offer to the public” in relation to the Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the Shares may be offered to the public in the United Kingdom at any time:
(a)
where (i) the offer is conditional on the admission of the Shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the Shares being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Underwriters and the Issuer that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 of the POATR.
For the purposes of this provision, the expression “an offer to the public” in relation to the Shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the Shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any Shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan
The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of our common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The shares of our common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of our common stock in Taiwan.
Dubai Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

VALIDITY OF THE SHARES
The validity of the shares of common stock offered by the Company in this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of the H2O America as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus supplement and the effectiveness of H2O America’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Quadvest L.P. and Quadvest Wholesale, LLC have been incorporated by reference into this prospectus supplement from H2O America’s Current Report on Form 8-K dated March 2, 2026 in reliance upon the report of Calvetti Ferguson, LLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Units

We may offer, issue and sell, in one or more offerings, from time to time and in amounts authorized from time to time, any combination of the securities described in this prospectus.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SJW”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time the securities (including debt securities, common stock, preferred stock, depositary shares, warrants, or units) described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “SJW,” the “Company,” “we,” “our” and “us” refer to SJW Group and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, which include statements relating to future events and future results of SJW Group and its subsidiaries that are based on current expectations, estimates, forecasts, and projections about SJW Group and its subsidiaries and the industries in which SJW Group and its subsidiaries operate and the beliefs and assumptions of the management of SJW Group.
Forward-looking statements can often be identified by the use of forward-looking language such as “believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement or free writing prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or free writing prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
SJW Group was initially incorporated as SJW Corp. in the state of California on February 8, 1985. SJW Group is a holding company with five wholly owned subsidiaries:
•
San Jose Water Company (“SJWC”), with its headquarters located at 110 West Taylor Street in San Jose, California 95110, was originally incorporated under the laws of the State of California in 1866. As part of a reorganization on February 8, 1985, SJWC became a wholly owned subsidiary of SJW Group. SJWC is a public utility in the business of providing water service in the metropolitan San Jose, California area.

•
SJWNE LLC, a Delaware limited liability company, was formed in 2019. SJWNE LLC is a special purpose entity established to hold SJW Group’s investment in Connecticut Water Service, Inc. Connecticut Water Service, Inc. with its headquarters located in Clinton, Connecticut, was incorporated in 1974 in the State of Connecticut. As part of the merger transaction between SJW Group and Connecticut Water Service, Inc. on October 9, 2019, Connecticut Water Service, Inc. and its subsidiaries became a wholly owned subsidiary of SJWNE LLC. Connecticut Water Service, Inc. is a holding company with four wholly owned subsidiaries. The Connecticut Water Company and The Maine Water Company are public utilities in the business of providing water service throughout Connecticut and Maine. The remaining two subsidiaries are Chester Realty, Inc., a real estate company in Connecticut, and New England Water Utility Services, Inc., which provides contract water and sewer operations and other water related services.

•
SJWTX Holdings, Inc. is the holding company for SJWTX, Inc., doing business as The Texas Water Company (“TWC”), Texas Water Operation Services, LLC (“TWOS”) and Texas Water Resources, LLC. TWC is a public utility in the business of providing water service in Bandera, Blanco, Comal, Hays, Kendall, Medina and Travis Counties in the growing region between San Antonio and Austin, Texas. TWC additionally provides wastewater service in Comal and Kendall counties. TWC also holds a 25% equity interest in Acequia Water Supply Corporation. TWOS was created for non-tariffed service operations and TWR was formed to hold wholesale water supply assets.

•
SJW Land Company was incorporated in 1985. SJW Land Company owns undeveloped land in California.

•
National Water Utility Service LLC was formed in October 2024 to serve as the contacting entity for shared services among the SJW Group affiliates.

The principal executive offices of SJW are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.sjwgroup.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in the securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.
The following summary descriptions are not meant to be complete descriptions of our securities. At the time of any offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES
SJW may issue debt securities, in one or more series, under an indenture, between SJW and the trustee specified therein.
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.
The debt securities will be issued under an indenture between us and a trustee. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
General
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:
•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•
whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

•
the date or dates on which the principal of the securities of the series is payable;

•
the interest rate, if any, and the method for calculating the interest rate;

•
the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•
the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
any mandatory or optional redemption terms;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•
the denominations in which the debt securities will be issued;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•
if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

•
any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
SJW may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:
•
SJW is the surviving person or the successor person (if other than SJW) expressly assumes SJW’s obligations on the debt securities and under the indenture; and

•
Immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of SJW’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to SJW.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of SJW; and

•
any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•
such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

•
the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•
to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of any series of debt securities;

•
to comply with the applicable procedures of the applicable depositary;

•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to make any change that does not materially adversely affect the rights of any holder of debt securities;

•
to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•
make any change to certain provisions of the indenture relating to waivers or amendments; or

•
waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “SJW,” the “Company,” “we,” “our” and “us” refer to SJW Group, a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Each holder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to our stockholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of any dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled ratably to any dividend declared by our board of directors out of funds legally available for this purpose.
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Our common stock is not subject to further calls or assessments by SJW, and holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation permits us to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, subject to limitations prescribed by law, with such designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock as our board of directors may determine, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
Our board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our certificate of incorporation or the resolution of our board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Our common stock is subject to the express terms of any preferred stock. Our board of directors may issue preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative rights of the holders of our common stock.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Some provisions of Delaware law and our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. In particular, these provisions may frustrate or prevent any attempts by stockholders of SJW to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of management.
A description of these provisions is set forth below.
Blank Check Preferred
As described above, our board of directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of determining, delaying or preventing a change of control.
Meetings and Elections of Directors
Special Meetings of Stockholders.   Our certificate of incorporation and bylaws limit the ability of stockholders to call a special meeting of stockholders to only stockholders holding not less than 20% of outstanding voting power. In particular, our certificate of incorporation and bylaws provide that special meetings of the stockholders may be called at any time by the chairman of the board, by the president, by resolution of our board of directors adopted by a majority of the total number of authorized directors (regardless of any vacancy), or by stockholders holding 20% or more of our voting power.
Stockholder Action by Written Consent.   Our certificate of incorporation and bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
Vacancies.   Our certificate of incorporation and bylaws provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors, although less than a quorum, or by a sole remaining director, at any meeting of our board of directors. A person so elected by our board of directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.
No Cumulative Voting
Our certificate of incorporation prohibits cumulative voting in the election of directors.
Interested Stockholder Transaction and Business Combination
The provisions of Section 203 of the DGCL govern SJW. Section 203 of DGCL prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without approval of our board of directors. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult by prohibiting large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors. Delaware companies may opt out of Section 203 if the original certificate of incorporation expressly elects not to be governed by Section 203. Our certificate of incorporation and bylaws do not “opt out” of Section 203.
Exclusive Forum
Our certificate of incorporation provides as follows:
•
for (i) any derivative action or proceeding brought on behalf of SJW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of SJW to SJW or SJW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, unless SJW consents in writing to the selection of an alternative forum, the sole and exclusive forum shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

•
for any claim arising under the Securities Act, or any rule or regulation promulgated thereunder (in each case, as amended from time to time), unless SJW consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum shall be the federal district courts of the United States; provided, however, that if the foregoing provisions are, or the application of such provisions to any person or any circumstance is, deemed to be illegal, invalid or unenforceable, then the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the Court of Chancery of the State of Delaware. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce exclusive forum provisions in connection with claims arising under the Securities Act, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving claims in other jurisdictions, which could have adverse effect on our business and financial performance.

Advance Notice Bylaws
Our bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SJW’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the annual meeting. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SJW.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SJW”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

DESCRIPTION OF DESPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred shares issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred shares which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the preferred shares of any series of preferred shares represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred shares depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares in proportion to the applicable fraction or multiple of a share of preferred shares represented by the depositary share.
These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional preferred shares in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Shares
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred shares and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial preferred shares will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole preferred shares the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred shares, the holder will not be entitled to re-deposit such preferred shares under the deposit agreement or to receive depositary shares in exchange for such preferred shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred shares, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred shares represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred shares. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred shares and any other amounts per share payable with respect to the preferred shares multiplied by the fraction or multiple of a preferred share represented by one depositary share. Whenever we redeem preferred shares held by the depositary, the depositary will redeem the depositary shares representing the preferred shares on the same day, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the shares of preferred stock underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other shares of preferred stock, shares of common stock, or other securities into which the shares of preferred stock are to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:
•
the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•
plus all money and any other property represented by one depositary share; and

•
including all amounts per depositary share paid by us for dividends that have accrued on the shares of preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other shares of preferred stock, shares of common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the shares of preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the shares of preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of shares of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:
•
all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying shares of preferred stock are convertible or exchangeable;

•
each share of preferred stock has been converted into or exchanged for shares of common stock; or

•
a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
•
we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•
we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•
we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF WARRANTS
General
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares, preferred shares, depositary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with common shares, preferred shares, depositary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•
the offering price and the aggregate number of warrants offered;

•
the currencies in which the warrants are being offered;

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•
the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•
the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.
If warrants for the purchase of common shares, preferred shares, or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•
the offering price and the aggregate number of warrants offered;

•
the total number of shares that can be purchased if a holder of the warrants exercises them;

•
the number of warrants being offered with each common share;

•
the date on and after which the holder of the warrants can transfer them separately from the related common shares or preferred shares or the related depositary shares;

•
the amount of common shares, preferred shares, or depositary shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares, preferred shares, or depositary shares will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase depositary shares or common shares or preferred shares are exercised, holders of the warrants will not have any rights of holders of the underlying depositary shares or common shares or preferred shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of common shares or preferred shares or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•
deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•
properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•
deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common shares or preferred shares or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for depositary shares or shares of common shares or preferred shares will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
•
issue shares of common shares or preferred shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common shares or preferred shares;

•
pay any cash to all or substantially all holders of our common shares or preferred shares, other than a cash dividend paid out of our current or retained earnings;

•
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares or preferred shares; or

•
issue common shares, preferred shares or additional shares or other securities or property to all or substantially all holders of our common shares or preferred shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common share warrants, preferred share warrants, or depositary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares or preferred shares or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property
Except as stated above, the exercise price and number of securities covered by a warrant for common shares, preferred shares, or depositary shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common share warrants, preferred share warrants or depositary share warrants may have additional rights under the following circumstances:
•
certain reclassifications, capital reorganizations or changes of the common shares or preferred shares;

•
certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares or preferred shares; or

•
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares, preferred shares, or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants, preferred share warrants, or depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase shares of common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We, and any selling securityholder, may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•
through agents;

•
to or through underwriters;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through brokers or dealers;

•
directly by us or any selling securityholders to purchasers, including through a specific bidding, auction or other process; or

•
through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we and any selling securityholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling securityholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling securityholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The financial statements of SJW Group, incorporated by reference in this prospectus and the effectiveness of SJW Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (the “2023 Form 10-K”);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, and June 30, 2024, and September 30, 2024, filed with the SEC on April 26, 2024, July 25, 2024, and October 28, 2024, respectively;

•
our Current Reports on Form 8-K, filed with the SEC (other than information furnished rather than filed) on May 30, 2024, June 21, 2024, August 2, 2024, August 20, 2024, and October 28, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated by reference into our 2023 Form 10-K.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: SJW Group, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.sjwgroup.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.sjwgroup.com. We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to SJW Group, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

11,484,824 Shares
Common stock

Prospectus supplement

Joint book-running managers
J.P. Morgan
Wells Fargo Securities
BofA Securities
RBC Capital Markets
TD Securities

Co-managers
BTIG
Citizens Capital Markets
Huntington Capital Markets
Seaport Global Securities
March 2, 2026